NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF
     HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

NNo. 97-1204-01                                                  US$1,300,000.00

                      BYRON PREISS MULTIMEDIA COMPANY, INC.

                 6% CONVERTIBLE DEBENTURE DUE NOVEMBER 30, 1999

     THIS DEBENTURE is one of a duly authorized issue of up to $2,800,000 in Debentures of BYRON PREISS MULTIMEDIA COMPANY, INC.,a corporation organized and existing under the laws of the State of New York (the "Company") designated as its 6% Convertible Debentures. Such Debentures may be issued in series, each of which may have a different maturity date, but which otherwise have substantially similar terms.

     FOR VALUE RECEIVED, the Company promises to pay to BUSHINGHALL LIMITED, the registered holder hereof (the "Holder"), the principal sum of One Million Three Hundred Thousand and 00/100 Dollars (US $1,300,000.00) on November 30, 1999 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears (i) quarterly, on the last day of February, May, August and November of each year prior to Maturity, (ii) upon conversion as provided herein or (iii) on the Maturity Date, at the rate of 6% per annum accruing from the date of initial issuance of this Debenture. Accrual of interest shall commence on the first such business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Company, in shares of Common Stock of the Company, $.001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. A. The Holder of this Debenture is entitled, at its option, to convert at any time commencing the earlier of (a) ninety (90) days after the date of issuance (the "Issue Date") of the Initial Debentures (as that term is defined in the Securities Purchase Agreement defined below), or (b) the Effective Date of the Registration Statement filed pursuant to (and as those terms are defined in) the Registration Rights Agreement between the Company and the Holder (or the Holder's predecessor in interest) (the "Registration Rights Agreement"), the principal amount of this Debenture, provided that the principal amount is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less that Ten Thousand Dollars (US $10,000), then the whole amount thereof) into shares of Common Stock of the Company at a conversion price for each share of Common Stock ("Conversion Rate") equal to the lower of (i) the lowest three (3) consecutive trading day average Market Price (as defined below) for the sixty
(60) trading days ending on the day prior to the Conversion Date or (ii) 125% of the Market Price on the Issue Date.

     B. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company's transfer agent, Continental Stock Transfer & Trust
Company, with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Company, be paid in cash or Common Stock upon conversion at the Conversion Rate. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company, provided that the Holder shall deliver to the Company's transfer agent or the Company the original of such Notice of Conversion and the original Debentures being converted within five (5) business days thereafter (and if not so delivered with such time, the Conversion Date shall be the date on which the Notice of Conversion and the original Debentures being converted are received by the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (212) 627-2788; ATTN: Byron Preiss. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the date the Notice of Conversion with the original Debenture is delivered to the Company's transfer agent or the Company.

     C. For purposes of this Agreement, the "Market Price" shall be the average closing bid price of the Common Stock as reported, at the option of the Holder, by Bloomberg, LP or by the National Association of Securities Dealers or the closing bid price on the over-the-counter market, (x) for purposes of clause
(ii) of the last sentence of Section 4(A) hereof, on the Issue Date, (y) if a specific period is indicated, such as in clause (i) of the last sentence of
Section 4(A) hereof, for such specific period of time, and (z) for all other purposes, on the five (5) trading days immediately preceding the relevant date.

     5. A. Notwithstanding any other provision hereof to the contrary, at any time prior to the Conversion Date, the Company shall have the right to redeem all or any portion of the then outstanding principal amount of the Debentures then held by the Holder for an amount (the "Redemption Payment") equal to the sum of (a) such outstanding principal of the Debentures plus all accrued but unpaid interest thereon through the date the Redemption Amount is paid to the Holder (the "Redemption Payment Date"), multiplied by (b) the Redemption Percentage (as defined below). The Company shall give at least ten (10) business days' written notice of such redemption to the Holder (the "Notice of Redemption").

     B. The "Redemption Percentage" shall be 125%; provided, however, that if the Market Price for the Common Stock for each of twenty (20) consecutive trading days is sixty cents ($0.60; the "Minimum Specified Price") or less, then, for as long as the Market Price shall not exceed the Minimum Specified Price, the Redemption Percentage shall be 117%.

     C. Anything in the preceding provisions of this Section 5 to the contrary notwithstanding, the Redemption Payment shall, unless otherwise agreed to in writing by the Holder after receiving the Notice of Redemption, be paid to the Holder at least five (5) but not more than ten (10) business days from the date of the Notice of Redemption, except that, with respect to any Debentures for which a Notice of Conversion is submitted to the Company within five (5) business days of the Holder's receipt of the Company's Notice of Redemption, the Notice of Conversion shall take precedence and such Debentures shall be converted in accordance with the terms hereof. Furthermore, in the event such Redemption Payment is not timely made, any rights of the Company to redeem outstanding Debentures shall terminate, and the Notice of Redemption shall be null and void.

     6. The Holder recognizes that the Company may be limited in the number of shares of Common Stock it may issue by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded ("Cap Regulations"). Without limiting the other provisions hereof, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debentures without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the Holder of this Debenture, if it can not be converted as result of the Cap Regulations shall have the option, exercisable in the Holder's sole and absolute discretion, to elect either of the following remedies:

          (x) require the Company to issue shares of Common Stock in accordance with such Holder's Notice of Conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to the equitable adjustments for certain events occurring during such period as provided in this Debenture) during the sixty (60) trading days immediately preceding the date of the Notice of Conversion; or

          (y) require the Company to redeem each Unconverted Debenture for an amount (the "Cap Redemption Amount") equal to:

                       V           x           M
                      ---
                      CP

     where:

          "V" means the outstanding principal plus accrued interest through the Cap Redemption Date (as defined below) of an Unconverted Debenture;

          "CP" means the Conversion Rate in effect on the date of redemption (the "Cap Redemption Date") specified in the notice from the Holder electing this remedy; and

          "M" means the highest Market Price during the period beginning on the Cap Redemption Date and ending on the date of payment of the Cap Redemption Amount.

     7. Subject to the terms of the Securities Purchase Agreement, dated December , 1997 (the "Securities Purchase Agreement"), between the Company and the Holder (or the Holder's predecessor in interest), no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     8. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     9. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture by paying the Redemption Amount contemplated by Section 5(A) hereof, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

     10. If, for any reason, prior to the Conversion Date or the Redemption Payment Date, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

     11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     12. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     13. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     14. The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of three
               (3) days; or

          b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

          c: The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days.

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture (as defined in the Securities Purchase Agreement, which term includes this Debenture) and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure (other than a failure to cause the Registration Statement to become effective no later than ninety (90) days after the Closing Date, as provided in the Registration Rights Agreement, as to which no such cure period shall apply); or

          f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the

               Company and shall not be dismissed within sixty (60) days thereafter; or

          i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          k. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of two trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     15. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 8, 1997
                                        BYRON PREISS MULTIMEDIA COMPANY, INC.

                                        By: /s/ James Dellomo
                                            ------------------------------------

                                        James Dellomo
                                        ----------------------------------------
                                        (Print Name)

                                        Chief Financial Officer
                                        ----------------------------------------
                                        (Title)